Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.®	David Zalman
Prosperity Bank Plaza	Chairman and Chief Executive Officer
4295 San Felipe	281.269.7199
Houston, Texas 77027	david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

Prosperity Bancshares, Inc.®

REPORTS FIRST QUARTER

2015 EARNINGS

●	First quarter 2015 earnings per share (diluted) increased 4.0% to $1.05 compared with the first quarter 2014
●	Net income increased $6.504 million or 9.7% compared with the first quarter 2014
●	Nonperforming assets remain low at 0.19% of first quarter average earning assets
●	Loans increased $1.414 billion or 18.2% compared with the first quarter 2014
●	Deposits increased $2.101 billion or 13.6% compared with the first quarter 2014
●	Named to the 2014 Keefe, Bruyette & Woods Honor Roll

HOUSTON, April 24, 2015. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended March 31, 2015 of $73.641 million, an increase of $6.504 million or 9.7%, compared with $67.137 million in net income for the quarter ended March 31, 2014. Additionally, diluted earnings per share increased 4.0% to $1.05 per diluted common share for the quarter ended March 31, 2015 compared with $1.01 per diluted common share for the same period in 2014.

“Despite a lot of press and articles concerning the demise of the Texas and Oklahoma economies due to the lower price of oil, we are not experiencing this as evidenced by the loan growth we had in our Houston market and other major metropolitan areas in Texas. Although jobs are being reduced in the oil related fields, we still see good economics in other areas. People continue to move to Texas and Oklahoma because of the states’ friendly business climate with regulation and legislation favoring business and, in Texas, no state income taxes,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“Most forecasters are projecting the Texas population to double in size by the year 2050. We believe that the Texas economy is much more diversified than it was in 1980, and that resiliency is showing. In 1980, the population in Texas was 14.2 million people, and today it is 27 million people. In 1980, the workforce was 7 million people, and today it is 13 million people. In conclusion, we believe our market areas in Texas and Oklahoma are, and will be, dynamic growth markets into the future,” continued Zalman.

“I am pleased to announce Prosperity Bancshares’ inclusion in the 2014 Keefe Bruyette & Woods’ Honor Roll based on our strong performance over the past ten years. This is the tenth year that our company has received this award. I would like to thank our whole team once again for a job well done,” concluded Zalman.

Results of operations for the three months ended March 31, 2015

For the three months ended March 31, 2015, net income was $73.641 million compared with $67.137 million for the same period in 2014. Net income per diluted common share was $1.05 for the three months ended March 31, 2015 compared with $1.01 for the same period in 2014. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2015 were 1.37%, 8.98% and 21.84%, respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and taxes) was 41.83% for the three months ended March 31, 2015.

Net interest income before provision for credit losses for the quarter ended March 31, 2015, increased 13.4% to $162.905 million compared with $143.691 million during the same period in 2014. The increase was primarily due to a 14.5% increase in average interest-earning assets for the same period. Linked quarter net interest income before provision for credit losses decreased $14.846 million or 8.4% to $162.905 million compared with $177.751 million during the three months ended December 31, 2014. This was primarily due to an $8.943 million decrease in loan discount accretion. Additionally, interest expense was impacted during the fourth quarter 2014 by a $2.428 million credit to interest expense recorded after finalizing the fair value adjustments for certificates of deposit acquired from F&M Bancorporation Inc. and its wholly-owned subsidiary, The F&M Bank & Trust Company (collectively, “F&M”), and FVNB Corp. and its wholly-owned subsidiary, First Victoria National Bank. The net interest margin on a tax equivalent basis decreased to 3.57% for the three months ended March 31, 2015, compared with 3.62% for the same period in 2014 and 3.89% for the three months ended December 31, 2014. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis decreased on a linked quarter basis from 3.25% for the quarter ended December 31, 2014 to 3.17% for the quarter ended March 31, 2015. This was primarily due to liquidity from additional deposits being invested in securities at a lower yield than the average loan yield.

Noninterest income decreased $243 thousand or 0.8% to $28.421 million for the three months ended March 31, 2015, compared with $28.664 million for the same period in 2014. On a linked quarter basis, noninterest income decreased $959 thousand or 3.3% compared with the quarter ended December 31, 2014.

Noninterest expense increased $8.368 million or 11.8% to $79.462 million for the three months ended March 31, 2015, compared with $71.094 million for the same period in 2014. This increase was primarily due to increased salary and benefits expense, increased regulatory assessments and FDIC insurance and increased operational expenses associated with the addition of F&M. On a linked quarter basis, noninterest expense decreased $4.574 million or 5.4%, compared with the quarter ended December 31, 2014. This was primarily due to decreases in most categories of noninterest expense and a decrease in depreciation expense resulting from finalized fair value adjustments recorded on building and equipment acquired from F&M.

Loans at March 31, 2015 were $9.166 billion, an increase of $1.414 billion or 18.2%, compared with $7.752 billion at March 31, 2014, primarily due to the acquisition of F&M. Linked quarter loans decreased $78.178 million or 0.8% from $9.244 billion at December 31, 2014.

Deposits at March 31, 2015 were $17.561 billion, an increase of $2.101 billion or 13.6% compared with $15.460 billion at March 31, 2014, primarily due to the acquisition of F&M. Linked quarter deposits decreased $131.806 million or 0.7% from $17.693 billion at December 31, 2014.

Average loans increased $1.433 billion or 18.5% to $9.189 billion for the quarter ended March 31, 2015, compared with $7.756 billion for the same period in 2014. On a linked quarter basis, average loans decreased $135.950 million or 1.5% from $9.325 billion for the quarter ended December 31, 2014. Average deposits increased $2.195 billion or 14.3% to $17.576 billion for the quarter ended March 31, 2015, compared with $15.382 billion for the same period of 2014. On a linked quarter basis, average deposits increased $458.744 million or 2.7% from $17.118 billion for the quarter ended December 31, 2014.

The table below provides detail on loans acquired and deposits assumed in the acquisition of F&M completed on April 1, 2014:

Balance Sheet Data (at period end)

(In thousands)

	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Loans acquired (including new production since acquisition date):

F&M	$1,139,849	$1,224,498	$1,451,075	$1,502,836	$-
All other loans	8,026,156	8,019,685	7,917,813	7,805,326	7,752,400
Total loans	$9,166,005	$9,244,183	$9,368,888	$9,308,162	$7,752,400

Deposits assumed (including new deposits since acquisition date):
F&M	$1,705,203	$2,063,229	$1,905,233	$2,090,468	$-
All other deposits	15,856,149	15,629,929	15,108,794	15,190,587	15,460,057
Total deposits	$17,561,352	$17,693,158	$17,014,027	$17,281,055	$15,460,057

As reflected in the table above, loan and deposit growth was impacted by the acquisition of F&M. Excluding loans acquired in the acquisition and new production at the acquired banking centers since the acquisition date, loans at March 31, 2015 increased $273.756 million or 3.5% compared with March 31, 2014 and increased $6.471 million or 0.1% (0.3% annualized) on a linked quarter basis. Excluding deposits assumed in the acquisition and new deposits generated at the acquired banking centers since the acquisition date, deposits at March 31, 2015 increased $396.092 million or 2.6% compared with March 31, 2014 and increased $226.220 million or 1.4% (5.8% annualized) on a linked quarter basis.

At March 31, 2015, Prosperity had $21.607 billion in total assets, $9.166 billion in loans and $17.561 billion in deposits. Assets, loans and deposits at March 31, 2015 increased by 14.2%, 18.2% and 13.6%, respectively, compared with their respective levels at March 31, 2014.

Asset Quality

Nonperforming assets totaled $35.376 million or 0.19% of quarterly average earning assets at March 31, 2015, compared with $18.696 million or 0.11% of quarterly average earning assets at March 31, 2014, and $36.919 million or 0.20% of quarterly average earning assets at December 31, 2014. The allowance for credit losses was 0.88% of total loans at March 31, 2015 and 0.87% of total loans at both March 31, 2014 and December 31, 2014. Excluding loans acquired that are accounted for under ASC Topics 310-20 and 310-30, the allowance for credit losses was 1.12% of remaining loans as of March 31, 2015, compared with 1.18% at March 31, 2014 and 1.14% at December 31, 2014. Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP (generally accepted accounting principles) financial measure.

The provision for credit losses was $1.250 million for the three months ended March 31, 2015 compared with $600 thousand for the three months ended March 31, 2014 and $6.350 million for the three months ended December 31, 2014.

Net charge offs were $1.049 million for the three months ended March 31, 2015 compared with $786 thousand for the three months ended March 31, 2014 and $3.201 million for the three months ended December 31, 2014.

Conference Call

Prosperity’s management team will host a conference call on Friday, April 24, 2015 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss Prosperity’s first quarter 2015 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 8937576.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at http://www.prosperitybankusa.com. The webcast may be accessed directly from Prosperity’s home page by clicking the “Investor Relations” tab and then the “Presentations & Calls” link.

Non-GAAP Financial Measures

Prosperity’s management uses certain non−GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. As a result of acquisitions, and the related purchase accounting adjustments, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”). Prosperity has included in this Earnings Release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Dividend

Prosperity Bancshares, Inc. (“Bancshares”) declared a second quarter cash dividend of $0.2725 per share, to be paid on July 1, 2015 to all shareholders of record as of June 15, 2015.

Capital Management

The Basel III Capital Rules adopted by the federal regulatory authorities in 2013 substantially revised the risk-based capital requirements applicable to Bancshares and Prosperity Bank. The Basel III Capital Rules became effective for Prosperity on January 1, 2015, subject to a phase-in period for certain provisions. Among other things, the Basel III Capital Rules introduced a new capital measure called “Common Equity Tier 1,” which is a comparison of the sum of certain equity capital components to total risk-weighted assets, and revised the risk-weighting approach of the capital ratios with a more risk-sensitive approach that expanded the risk-weighting categories from the previous Basel I derived categories to a much larger and more risk-sensitive number of categories, depending on the nature of the assets.

In addition, during the first quarter of 2015, Bancshares redeemed all $167.5 million of its outstanding trust preferred securities which, beginning January 1, 2015, are no longer fully includable as tier 1 capital under the Basel III Capital Rules. These redemptions were funded through dividends from Prosperity Bank.

While Prosperity’s capital ratios as of March 31, 2015 reflect both the phase-in provisions of the new Basel III Capital Rules and the redemption of the trust preferred securities, the decrease in capital ratios was primarily attributable to the redemption of the trust preferred securities.

Acquisition of F&M Bancorporation Inc.

On April 1, 2014, Prosperity completed the acquisition of F&M Bancorporation Inc. (“FMBC”) and its wholly-owned subsidiary, The F&M Bank & Trust Company (“F&M Bank”) headquartered in Tulsa, Oklahoma. F&M Bank operated 13 banking offices: 9 in Tulsa, Oklahoma and surrounding areas; 3 in Dallas, Texas; and 1 loan production office in Oklahoma City, Oklahoma. As of March 31, 2014, FMBC, on a consolidated basis, reported total assets of $2.412 billion, total loans of $1.738 billion and total deposits of $2.267 billion.

Pursuant to the terms of the acquisition agreement, Prosperity issued 3,298,022 shares of Prosperity common stock plus $34.240 million in cash for all outstanding shares of FMBC capital stock, which resulted in goodwill of $206.010 million as of March 31, 2015. Additionally, Prosperity recognized $27.140 million of core deposit intangibles as of March 31, 2015.

Prosperity Bancshares, Inc. ®

As of March 31, 2015, Prosperity Bancshares Inc. ® is a $21.607 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at http://www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services and Mobile Banking.

Prosperity currently operates 244 full-service banking locations: 61 in the Houston area, including The Woodlands; 30 in the South Texas area including Corpus Christi and Victoria; 36 in the Dallas/Fort Worth area; 22 in the East Texas area; 30 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 9 in the Tulsa, Oklahoma area.

Bryan/College Station Area -

Bryan

Bryan-29th Street

Bryan-East

Bryan-North

Caldwell

College Station

Crescent Point

Hearne

Huntsville

Madisonville

Navasota

New Waverly

Rock Prairie

Southwest Parkway

Tower Point

Wellborn Road

Central Texas Area -

Austin -

183

Allandale

Cedar Park

Congress

Lakeway

Liberty Hill

Northland

Oak Hill

Research Blvd

Westlake

Other Central Texas Locations -

Bastrop

Canyon Lake

Dime Box

Dripping Springs

Elgin

Flatonia

Georgetown

Gruene

Kingsland

La Grange

Lexington

New Braunfels

Pleasanton

Round Rock

San Antonio

Schulenburg

Seguin

Smithville

Thorndale

Weimar

Dallas/Fort Worth Area -

Dallas -

Abrams Centre

Balch Springs

Camp Wisdom

Cedar Hill

Dallas – Central Expressway

Forest Park

Frisco

Frisco-West

Kiest

McKinney

McKinney-Stonebridge

Midway

Northwest Highway

Plano

Preston Forest

Preston Road

Red Oak

Sachse

The Colony

Turtle Creek

Westmoreland

Fort Worth -

Haltom City

Keller

Roanoke

Stockyards

Other Dallas/Fort Worth Locations -

Arlington

Azle

Ennis

Gainesville

Glen Rose

Granbury

Mesquite

Muenster

Sanger

Waxahachie

Weatherford

East Texas Area -

Athens

Blooming Grove

Canton

Carthage

Corsicana

Crockett

Eustace

Gilmer

Grapeland

Gun Barrel City

Jacksonville

Kerens

Longview

Mount Vernon

Palestine

Rusk

Seven Points

Teague

Tyler-Beckham

Tyler-South Broadway

Tyler-University

Winnsboro

Houston Area -

Houston -

Aldine

Bellaire

Beltway

Clear Lake

Copperfield

Cypress

Downtown

Eastex

Fairfield

First Colony

Gessner

Gladebrook

Heights

Highway 6 West

Little York

Medical Center

Memorial Drive

Northside

Pasadena

Pecan Grove

River Oaks

Sugar Land

SW Medical Center

Tanglewood

Uptown

Waugh Drive

Westheimer

West University

Woodcreek

Other Houston Area

Locations -

Angleton

Bay City

Beaumont

Cinco Ranch

Cleveland

East Bernard

El Campo

Dayton

Galveston

Groves

Hempstead

Hitchcock

Katy

Katy-Spring Green

Liberty

Magnolia

Magnolia Parkway

Mont Belvieu

Nederland

Needville

Rosenberg

Shadow Creek

Spring

Sweeny

The Woodlands-I-45

The Woodlands-Research Forest

Tomball

Waller

West Columbia

Wharton

Winnie

Wirt

South Texas Area -

Corpus Christi -

Airline

Calallen

Carmel

Northwest

Saratoga

Timbergate

Water Street

Other South Texas

Locations -

Alice

Aransas Pass

Beeville

Colony Creek

Cuero

Edna

Goliad

Gonzales

Hallettsville

Kingsville

Mathis

Padre Island

Palacios

Port Lavaca

Portland

Rockport

Sinton

Taft

Victoria

Victoria-Navarro

Victoria-North

Yoakum

Yorktown

West Texas Area -

Abilene -

Antilley Road

Barrow Street

Cypress Street

Judge Ely

Mockingbird

Lubbock -

4th Street

66th Street

82nd Street

86th Street

98th Street

Avenue Q

North University

Texas Tech Student Union

Midland -

Wadley

Wall Street

Odessa -

Grandview

Grant

Kermit Highway

Parkway

Other West Texas Locations -

Big Spring

Brownfield

Brownwood

Cisco

Comanche

Early

Floydada

Gorman

Levelland

Littlefield

Merkel

Plainview

San Angelo

Slaton

Snyder

Oklahoma

Central Oklahoma-

23rd Street

Edmond

Expressway

I-240

Memorial

Norman

Tulsa-

Garnett

Harvard

Memorial

Owasso

Sheridan

S. Harvard

Utica Square

Utica Tower

Yale

 - - -

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate fluctuations and interest rate fluctuations; and weather. These and various other factors are discussed in Prosperity’s Annual Report on Form 10-K for the year ended December 31, 2014 and other reports and statements Prosperity has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
Balance Sheet Data
(at period end)
Total loans	$9,166,005	$9,244,183	$9,368,888	$9,308,162	$7,752,400
Investment securities(A)	9,579,496	9,045,776	8,845,909	8,851,235	8,561,337
Federal funds sold	1,639	569	484	3,630	382
Allowance for credit losses	(80,963)	(80,762)	(77,613)	(73,266)	(67,096)
Cash and due from banks	352,642	677,285	330,952	509,853	349,860
Goodwill	1,881,955	1,874,191	1,892,255	1,894,270	1,672,004
Core deposit intangibles, net	56,458	58,947	34,474	37,072	39,702
Other real estate owned	3,010	3,237	5,504	5,093	7,372
Fixed assets, net	276,468	281,549	283,011	285,751	280,812
Other assets	370,149	402,758	433,450	426,306	316,360
Total assets	$21,606,859	$21,507,733	$21,117,314	$21,248,106	$18,913,133

Noninterest-bearing deposits	$5,038,436	$4,936,420	$4,968,867	$4,921,398	$4,142,042
Interest-bearing deposits	12,522,916	12,756,738	12,045,160	12,359,657	11,318,015
Total deposits	17,561,352	17,693,158	17,014,027	17,281,055	15,460,057
Other borrowings	331,914	8,724	289,972	200,210	40,451
Securities sold under repurchase agreements	318,418	315,523	358,053	388,342	349,074
Junior subordinated debentures	-	167,531	167,531	167,531	124,231
Other liabilities	93,314	77,971	104,781	90,374	98,566
Total liabilities	18,304,998	18,262,907	17,934,364	18,127,512	16,072,379
Shareholders' equity(B)	3,301,861	3,244,826	3,182,950	3,120,594	2,840,754
Total liabilities and equity	$21,606,859	$21,507,733	$21,117,314	$21,248,106	$18,913,133

(A) Includes $5,296, $5,737, $5,756, $6,706 and $7,023 in unrealized gains on available for sale securities for the quarterly periods ending March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.

(B) Includes $3,442, $3,729, $3,741, $4,359 and $4,565 in after-tax unrealized gains on available for sale securities for the quarterly periods ending March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended
	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014

Income Statement Data
Interest income:
Loans	$124,878	$139,396	$140,521	$138,655	$107,144
Securities(C)	48,562	47,108	46,910	47,670	47,056
Federal funds sold and other earning assets	165	74	35	178	48
Total interest income	173,605	186,578	187,466	186,503	154,248

Interest expense:
Deposits	9,577	7,326	10,240	10,918	9,387
Other borrowings	129	200	225	189	158
Securities sold under repurchase agreements	203	202	245	254	237
Junior subordinated debentures	791	1,099	1,099	1,087	775
Total interest expense	10,700	8,827	11,809	12,448	10,557
Net interest income	162,905	177,751	175,657	174,055	143,691
Provision for credit losses	1,250	6,350	5,000	6,325	600
Net interest income after provision for credit losses	161,655	171,401	170,657	167,730	143,091

Noninterest income:
Nonsufficient funds (NSF) fees	7,918	9,345	9,734	9,099	8,870
Credit card, debit card and ATM card income	5,638	5,786	5,921	6,030	5,152
Service charges on deposit accounts	4,179	4,263	4,255	4,325	3,609
Trust income	2,009	2,165	2,099	2,044	1,800
Mortgage income	1,148	1,049	1,414	1,208	593
Brokerage income	1,409	1,455	1,743	1,401	1,269
Bank owned life insurance income	1,380	1,392	1,404	1,365	1,028
Net gain on sale of assets	1,379	24	23	1,301	3,310
Other noninterest income	3,361	3,901	3,598	5,824	3,033
Total noninterest income	28,421	29,380	30,191	32,597	28,664

Noninterest expense:
Salaries and benefits	49,966	49,557	52,179	54,126	43,408
Net occupancy and equipment	5,964	6,620	6,801	5,996	5,339
Debit card, data processing and software amortization	3,817	4,553	4,044	4,009	3,184
Regulatory assessments and FDIC insurance	4,354	4,354	4,051	3,886	2,726
Core deposit intangibles amortization	2,490	2,667	2,598	2,630	2,045
Depreciation	2,916	3,491	3,516	3,522	3,201
Communications	2,809	2,993	2,960	2,919	2,737
Other real estate expense	132	363	72	188	396
Net (gain) loss on sale of other real estate	-	(726)	30	(1,404)	60
Other noninterest expense	7,014	10,164	9,289	11,420	7,998
Total noninterest expense	79,462	84,036	85,540	87,292	71,094
Income before income taxes	110,614	116,745	115,308	113,035	100,661
Provision for income taxes	36,973	38,517	38,738	37,529	33,524
Net income available to common shareholders	$73,641	$78,228	$76,570	$75,506	$67,137

(C) Interest income on securities was reduced by net premium amortization of $14,144, $13,031, $13,531, $12,837 and $12,280 for the three month periods ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended
	Mar 31, 2015		Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014

Profitability
Net income	$73,641		$78,228	$76,570	$75,506	$67,137

Basic earnings per share	$1.05		$1.12	$1.10	$1.08	$1.01
Diluted earnings per share	$1.05		$1.12	$1.10	$1.08	$1.01

Return on average assets (D)	1.37%		1.48%	1.45%	1.42%	1.43%
Return on average common equity (D)	8.98%		9.70%	9.69%	9.75%	9.52%
Return on average tangible common equity (D)(E)	21.84%		23.87%	24.84%	24.06%	24.23%
Tax equivalent net interest margin (F)	3.57%		3.89%	3.85%	3.83%	3.62%
Efficiency ratio(G)	41.83%		40.78%	41.55%	42.90%	42.04%

Liquidity and Capital Ratios
Equity to assets	15.28%		15.09%	15.07%	14.69%	15.02%
Common equity tier 1 capital(H)	12.40%		N/A	N/A	N/A	N/A
Tier 1 risk-based capital	12.40%	(I)	13.80%	13.18%	12.50%	13.85%
Total risk-based capital	13.14%	(I)	14.56%	13.90%	13.18%	14.59%
Tier 1 leverage capital	6.96%	(I)	7.69%	7.40%	6.98%	7.30%
Period end tangible equity to period end tangible assets(E)	6.93%		6.70%	6.55%	6.16%	6.56%

Other Data
Shares used in computed earnings per share
Basic	70,034		69,768	69,751	69,667	66,186
Diluted	70,055		69,796	69,791	69,728	66,280
Period end shares outstanding	70,024		69,780	69,756	69,744	66,261
Cash dividends paid per common share	$0.2725		$0.2725	$0.2400	$0.2400	$0.2400
Book value per share	$47.15		$46.50	$45.63	$44.74	$42.87
Tangible book value per share(E)	$19.47		$18.80	$18.01	$17.05	$17.04

Common Stock Market Price
High	$55.88		$61.15	$63.73	$67.49	$67.68
Low	45.01		52.62	55.99	56.04	59.75
Period end closing price	52.48		55.36	57.17	62.60	66.15
Employees – FTE	3,081		3,096	3,057	3,199	2,888
Number of banking centers	244		245	245	247	236

(D) Interim periods annualized.

(E) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconcilation of this non-GAAP financial measure.

(F) Net interest margin for all periods presented is calculated on an actual 365 day basis.

(G) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets. Additionally, taxes are not part of this calculation.

(H) Common equity tier 1 capital ratio is a new ratio required under the Basel III Capital Rules effective January 1, 2015.

(I) Calculated pursuant to the phase-in provisions of the Basel III Capital Rules.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Mar 31, 2015				Dec 31, 2014				Mar 31, 2014
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate		Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate

Interest-Earning Assets:
Loans	$9,189,380	$124,878	5.51%		$9,325,330	$139,396	5.93%		$7,755,997	$107,144	5.60%
Investment securities	9,241,434	48,562	2.13%	(J)	8,835,176	47,108	2.12%	(J)	8,466,946	47,056	2.25%	(J)
Federal funds sold and other earning assets	267,672	165	0.25%		143,705	74	0.20%		101,700	48	0.19%
Total interest-earning assets	18,698,486	$173,605	3.77%		18,304,211	$186,578	4.04%		16,324,643	$154,248	3.83%
Allowance for credit losses	(80,681)				(76,948)				(67,222)
Noninterest-earning assets	2,871,702				2,883,029				2,550,893
Total assets	$21,489,507				$21,110,292				$18,808,314

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$4,178,883	$2,583	0.25%		$3,546,825	$2,068	0.23%		$3,554,366	$2,132	0.24%
Savings and money market deposits	5,542,081	3,405	0.25%		5,442,568	3,301	0.24%		4,992,442	3,155	0.26%
Certificates and other time deposits	2,956,038	3,589	0.49%		3,083,047	1,957	0.25%		2,816,701	4,100	0.59%
Other borrowings	72,118	129	0.73%		168,167	200	0.47%		51,932	158	1.23%
Securities sold under repurchase agreements	340,469	203	0.24%		323,882	202	0.25%		347,747	237	0.28%
Junior subordinated debentures	119,408	791	2.69%		167,531	1,099	2.60%		124,231	775	2.53%
Total interest-bearing liabilities	13,208,997	10,700	0.33%	(K)	12,732,020	8,827	0.28%	(K)	11,887,419	10,557	0.36%	(K)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	4,899,279				5,045,097				4,018,094
Other liabilities	100,648				106,222				82,288
Total liabilities	18,208,924				17,883,339				15,987,801
Shareholders' equity	3,280,583				3,226,953				2,820,513
Total liabilities and shareholders' equity	$21,489,507				$21,110,292				$18,808,314

Net interest income and margin		$162,905	3.53%			$177,751	3.85%			$143,691	3.57%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,664				1,836				2,052

Net interest income and margin (tax equivalent basis)		$164,569	3.57%			$179,587	3.89%			$145,743	3.62%

(J) Yield on securities was impacted by net premium amortization of $14,144, $13,031, and $12,280 for the three month periods ended March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

(K) Total cost of funds, including noninterest bearing deposits, was 0.24%, 0.20% and 0.27% for the three months ended March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
Adjustment to Loan Yield (L)
Interest on loans, as reported	$124,878	$139,396	$140,521	$138,655	$107,144
Purchase accounting adjustment- loan discount accretion	(19,647)	(28,590)	(28,458)	(25,352)	(13,475)
Interest on loans without discount accretion	$105,231	$110,806	$112,063	$113,303	$93,669
Average loans	$9,189,380	$9,325,330	$9,381,248	$9,468,136	$7,755,997
Loan yield without purchase accounting adjustment	4.64%	4.71%	4.74%	4.80%	4.90%
Loan yield, as reported	5.51%	5.93%	5.94%	5.87%	5.60%

Adjustment to Securities Yield (L)
Interest on securities, as reported	$48,562	$47,108	$46,910	$47,670	$47,056
Purchase accounting adjustment- securities amortization	1,647	1,590	1,466	1,570	1,964
Interest on securities without amortization	$50,209	$48,698	$48,376	$49,240	$49,020
Average securities	$9,241,434	$8,835,176	$8,836,309	$8,748,322	$8,466,946
Securities yield without purchase accounting adjustment	2.20%	2.19%	2.17%	2.26%	2.35%
Securities yield, as reported	2.13%	2.12%	2.11%	2.19%	2.25%

Adjustment to Time Deposits Yield (L)
Interest on time deposits, as reported	$3,589	$1,957	$4,751	$5,096	$4,100
Purchase accounting adjustment- time deposit amortization	420	2,443	16	16	81
Interest on time deposits without amortization	$4,009	$4,400	$4,767	$5,112	$4,181
Average time deposits	$2,956,038	$3,083,047	$3,235,185	$3,379,819	$2,816,701
Time deposits yield without purchase accounting adjustment	0.55%	0.57%	0.58%	0.61%	0.60%
Time deposits yield, as reported	0.49%	0.25%	0.58%	0.60%	0.59%

Net Interest Margin (tax equivalent basis, excluding purchase accounting adjustments to yield)	3.17%	3.25%	3.26%	3.31%	3.33%

Net Interest Margin (tax equivalent basis), as reported	3.57%	3.89%	3.85%	3.83%	3.62%

Net income available to common shareholders, as reported	$73,641	$78,228	$76,570	$75,506	$67,137
Less: Purchase accounting adjustments, net of tax (M)	(12,263)	(19,729)	(17,935)	(15,897)	(7,731)
Net income available to common shareholders, adjusted	$61,378	$58,499	$58,635	$59,609	$59,406

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Dec 31, 2014	Balance at Mar 31, 2015	Balance at Acquisition Date	Balance at Dec 31, 2014	Balance at Mar 31, 2015	Balance at Acquisition Date		Balance at Dec 31, 2014	Balance at Mar 31, 2015
Loan marks:
Acquired banks (N)	$225,589	$89,105	$78,289	$131,906	$72,270	$51,647	$357,495		$161,375	$129,936

Acquired portfolio loan balances:
Acquired banks (N)	5,456,934	2,186,111	1,939,609	255,846	129,412	100,973	5,712,780	(O)	2,315,523	2,040,582

Acquired portfolio loan balances less loan marks	$5,231,345	$2,097,006	$1,861,320	$123,940	$57,142	$49,326	$5,355,285		$2,154,148	$1,910,646

(L) Non-GAAP financial measure.

(M) Using effective tax rate of 33.4%, 33.0%, 33.6%, 33.2% and 33.3% for the three month periods ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.

(N) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, East Texas Financial Services, Coppermark, FVNB and F&M.

(O) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
YIELD TREND

Interest-Earning Assets:
Loans	5.51%	5.93%	5.94%	5.87%	5.60%
Investment securities (P)	2.13%	2.12%	2.11%	2.19%	2.25%
Federal funds sold and other earning assets	0.25%	0.20%	0.15%	0.30%	0.19%
Total interest-earning assets	3.77%	4.04%	4.06%	4.05%	3.83%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.25%	0.23%	0.24%	0.26%	0.24%
Savings and money market deposits	0.25%	0.24%	0.25%	0.26%	0.26%
Certificates and other time deposits	0.49%	0.25%	0.58%	0.60%	0.59%
Other borrowings	0.73%	0.47%	0.42%	0.54%	1.23%
Securities sold under repurchase agreements	0.24%	0.25%	0.25%	0.27%	0.28%
Junior subordinated debentures	2.69%	2.60%	2.60%	2.60%	2.53%
Total interest-bearing liabilities	0.33%	0.28%	0.36%	0.38%	0.36%

Net Interest Margin	3.53%	3.85%	3.81%	3.78%	3.57%
Net Interest Margin (tax equivalent)	3.57%	3.89%	3.85%	3.83%	3.62%

(P) Yield on securities was impacted by net premium amortization of $14,144, $13,031, $13,531, $12,837 and $12,280 for the three month periods ended March 31, 2015, December 31, 2014, September 30, 2014, June 30, 2014 and March 31, 2014, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
Balance Sheet Averages
Total loans	$9,189,380	$9,325,330	$9,381,248	$9,468,136	$7,755,997
Investment securities	9,241,434	8,835,176	8,836,309	8,748,322	8,466,946
Federal funds sold and other earning assets	267,672	143,705	95,378	234,302	101,700
Total interest-earning assets	18,698,486	18,304,211	18,312,935	18,450,760	16,324,643
Allowance for credit losses	(80,681)	(76,948)	(73,977)	(72,587)	(67,222)
Cash and due from banks	284,395	273,503	267,389	284,432	255,297
Goodwill	1,874,274	1,883,654	1,893,667	1,803,534	1,673,216
Core deposit intangibles, net	57,687	43,157	35,753	38,469	38,754
Other real estate	3,536	4,843	5,405	8,562	7,885
Fixed assets, net	280,515	282,827	285,039	292,075	282,411
Other assets	371,295	395,045	394,509	512,303	293,330
Total assets	$21,489,507	$21,110,292	$21,120,720	$21,317,548	$18,808,314

Noninterest-bearing deposits	$4,899,279	$5,045,097	$4,939,388	$4,735,575	$4,018,094
Interest-bearing demand deposits	4,178,883	3,546,825	3,399,655	3,568,475	3,554,366
Savings and money market deposits	5,542,081	5,442,568	5,502,326	5,479,978	4,992,442
Certificates and other time deposits	2,956,038	3,083,047	3,235,185	3,379,819	2,816,701
Total deposits	17,576,281	17,117,537	17,076,554	17,163,847	15,381,603
Other borrowings	72,118	168,167	215,222	140,906	51,932
Securities sold under repurchase agreements	340,469	323,882	389,726	382,692	347,747
Junior subordinated debentures	119,408	167,531	167,531	167,531	124,231
Other liabilities	100,648	106,222	109,287	365,169	82,288
Shareholders' equity	3,280,583	3,226,953	3,162,400	3,097,403	2,820,513
Total liabilities and equity	$21,489,507	$21,110,292	$21,120,720	$21,317,548	$18,808,314

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Mar 31, 2015		Dec 31, 2014		Sep 30, 2014		Jun 30, 2014		Mar 31, 2014
Period End Balances

Loan Portfolio
Commercial and other	$1,851,906	20.2%	$1,952,945	21.1%	$2,058,217	22.0%	$2,139,983	23.0%	$1,312,405	16.9%
Construction	1,040,845	11.3%	1,026,475	11.1%	1,041,300	11.1%	1,005,099	10.8%	888,985	11.5%
1-4 family residential	2,272,788	24.8%	2,250,251	24.4%	2,210,141	23.6%	2,153,801	23.1%	1,906,480	24.7%
Home equity	269,894	2.9%	271,930	2.9%	269,850	2.9%	267,759	2.9%	263,966	3.4%
Commercial real estate	3,021,656	33.0%	3,030,340	32.8%	3,091,090	33.0%	3,027,945	32.6%	2,709,386	34.9%
Agriculture (includes farmland)	556,839	6.1%	551,646	6.0%	534,672	5.7%	542,360	5.8%	512,857	6.6%
Consumer	152,077	1.7%	160,596	1.7%	163,618	1.7%	171,215	1.8%	158,321	2.0%
Total loans	$9,166,005		$9,244,183		$9,368,888		$9,308,162		$7,752,400

Deposit Types
Noninterest-bearing DDA	$5,038,436	28.7%	$4,936,420	27.9%	$4,968,867	29.2%	$4,921,398	28.5%	$4,142,042	26.9%
Interest-bearing DDA	4,038,690	23.0%	4,260,038	24.1%	3,359,606	19.7%	3,467,826	20.1%	3,446,375	22.3%
Money market	3,773,011	21.5%	3,680,711	20.8%	3,788,358	22.3%	3,861,339	22.3%	3,468,016	22.4%
Savings	1,828,790	10.4%	1,784,889	10.1%	1,728,676	10.2%	1,707,645	9.9%	1,630,395	10.5%
Certificates and other time deposits	2,882,425	16.4%	3,031,100	17.1%	3,168,520	18.6%	3,322,847	19.2%	2,773,229	17.9%
Total deposits	$17,561,352		$17,693,158		$17,014,027		$17,281,055		$15,460,057

Loan to Deposit Ratio	52.2%		52.2%		55.1%		53.9%		50.1%

Construction Loans
Single family residential construction	$356,081	34.1%	$329,797	32.0%	$317,307	30.3%	$316,579	31.2%	$292,137	32.6%
Land development	89,403	8.5%	84,051	8.2%	89,553	8.5%	88,947	8.8%	73,974	8.2%
Raw land	129,470	12.4%	106,058	10.3%	83,013	7.9%	62,731	6.2%	55,384	6.2%
Residential lots	128,064	12.2%	148,763	14.4%	154,027	14.7%	138,769	13.7%	118,733	13.2%
Commercial lots	92,677	8.9%	89,565	8.7%	86,991	8.3%	93,200	9.2%	99,300	11.1%
Commercial construction and other	249,504	23.9%	272,723	26.4%	317,355	30.3%	312,870	30.9%	257,942	28.7%
Net unaccreted discount	(4,354)		(4,482)		(6,946)		(7,997)		(8,485)
Total construction loans	$1,040,845		$1,026,475		$1,041,300		$1,005,099		$888,985

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014

Asset Quality
Nonaccrual loans	$29,252	$31,422	$26,804	$23,082	$7,714
Accruing loans 90 or more days past due	2,968	2,193	17,753	335	3,519
Total nonperforming loans	32,220	33,615	44,557	23,417	11,233
Repossessed assets	146	67	21	11	91
Other real estate	3,010	3,237	5,504	5,093	7,372
Total nonperforming assets	$35,376	$36,919	$50,082	$28,521	$18,696

Nonperforming assets:
Commercial and industrial	$16,830	$21,418	$26,172	$14,434	$4,748
Construction, land development and other land loans	3,023	1,893	5,998	2,449	4,053
1-4 family residential (including home equity)	5,087	5,232	7,559	6,909	5,435
Commercial real estate (including multi-family residential)	9,736	6,695	9,686	3,970	4,196
Agriculture (including farmland)	281	473	182	140	104
Consumer and other	419	1,208	485	619	160
Total	$35,376	$36,919	$50,082	$28,521	$18,696

Number of loans/properties	166	169	194	179	164

Allowance for credit losses at end of period	$80,963	$80,762	$77,613	$73,266	$67,096

Net charge-offs:
Commercial and industrial	$504	$318	$17	$(64)	$81
Construction, land development and other land loans	145	(1)	(28)	115	(17)
1-4 family residential (including home equity)	86	420	70	406	131
Commercial real estate (including multi-family residential)	33	1,732	(6)	5	60
Agriculture (including farmland)	(78)	(13)	(53)	(843)	(81)
Consumer and other	359	745	653	536	612
Total	$1,049	$3,201	$653	$155	$786

Asset Quality Ratios
Nonperforming assets to average earning assets	0.19%	0.20%	0.27%	0.15%	0.11%
Nonperforming assets to loans and other real estate	0.39%	0.40%	0.53%	0.31%	0.24%
Net charge-offs to average loans (annualized)	0.05%	0.14%	0.03%	0.01%	0.04%
Allowance for credit losses to total loans	0.88%	0.87%	0.83%	0.79%	0.87%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (E)	1.12%	1.14%	1.14%	1.15%	1.18%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

	Three Months Ended
	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014

Return on average tangible common equity:
Net income	$73,641	$78,228	$76,570	$75,506	$67,137
Average shareholders' equity	$3,280,583	$3,226,953	$3,162,400	$3,097,403	$2,820,513
Less: Average goodwill and other intangible assets	(1,931,961)	(1,926,811)	(1,929,420)	(1,842,003)	(1,711,970)
Average tangible shareholders’ equity	$1,348,622	$1,300,142	$1,232,980	$1,255,400	$1,108,543
Return on average tangible common equity:	21.84%	23.87%	24.84%	24.06%	24.23%

Tangible book value per share:
Shareholders’ equity	$3,301,861	$3,244,826	$3,182,950	$3,120,594	$2,840,754
Less: Goodwill and other intangible assets	(1,938,413)	(1,933,138)	(1,926,729)	(1,931,342)	(1,711,706)
Tangible shareholders’ equity	$1,363,448	$1,311,688	$1,256,221	$1,189,252	$1,129,048

Period end shares outstanding	70,024	69,780	69,756	69,744	66,261
Tangible book value per share:	$19.47	$18.80	$18.01	$17.05	$17.04

Period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$1,363,448	$1,311,688	$1,256,221	$1,189,252	$1,129,048

Total assets	$21,606,859	$21,507,733	$21,117,314	$21,248,106	$18,913,133
Less: Goodwill and other intangible assets	(1,938,413)	(1,933,138)	(1,926,729)	(1,931,342)	(1,711,706)
Tangible assets	$19,668,446	$19,574,595	$19,190,585	$19,316,764	$17,201,427

Period end tangible equity to period end tangible assets ratio:	6.93%	6.70%	6.55%	6.16%	6.56%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014
Allowance for credit losses to total loans, excluding acquired loans:

Allowance for credit losses	$80,963	$80,762	$77,613	$73,266	$67,096
Total loans	$9,166,005	$9,244,183	$9,368,888	$9,308,162	$7,752,400
Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$1,910,646	$2,154,148	$2,536,433	$2,948,999	$2,086,744
Total loans less acquired loans	$7,255,358	$7,090,035	$6,832,455	$6,359,163	$5,665,656
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	1.12%	1.14%	1.14%	1.15%	1.18%